Exhibit 5.1

Meretsky Law Firm Barristers & Solicitors

121 King Street West, Suite 2150, Toronto, Ontario, Canada M5H 3T9

Tel: (416) 943-0808 Fax: (416) 943-0811 www.meretsky.com

May 16, 2023

Sphere 3D Corp.
4 Greenwich Office Park

1st Floor

Greenwich, Connecticut 06831

Dear Sirs/Mesdames:

Re: Sphere 3D Corp. - Registration on Form S-3

We have acted as Canadian special counsel to Sphere 3D Corp. (the “Company”), a corporation amalgamated under the Business Corporations Act (Ontario) (the “OBCA”), in connection with the registration under the United States Securities Act of 1933, as amended (the “US Securities Act”) and the rules and regulations promulgated thereunder (the “Rules”), pursuant to a Registration Statement on Form S-3 filed with the United States Securities and Exchange Commission on May 16, 2023 (the “ Registration Statement”), including the preliminary prospectus constituting part thereof (the “Prospectus”), as thereafter amended or supplemented, with respect to the registration of the proposed offer and sale by the Company of: (i) 3,360,216 common shares of the Company, with no par value per shares (“Common Shares”), issuable upon conversion of an outstanding convertible promissory note (the “Tranche 1 Note”), (ii) 6,720,432 Common Shares issuable upon conversion of a convertible promissory note to be issued within five (5) business days of the date the Registration Statement is declared effective (the “Tranche 2 Note” and, together with the Tranche 1 Note, the “Notes”), (iii) 3,191,489 Common Shares issuable upon the exercise of an outstanding Common Share purchase warrant (the “Tranche 1 Warrant”) and (iv) 6,382,978 Common Shares issuable upon exercise of a Common Share purchase warrant to be issued in connection with the Tranche 2 Note (the “Tranche 2 Warrant” and, together with the Tranche 1 Warrant, the “Warrants”). The Common Shares issuable upon conversion, exchange or exercise of the Notes and the Warrants, as applicable, are referred to herein as the “Registration Shares”).

For the purposes of this opinion, we have examined a copy of the Registration Statement and the Prospectus, but have not participated in the review and preparation of the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	the articles and by-laws of the Company;

(b)	certain resolutions of the Company’s directors and shareholders;

(c)	a certificate of status dated May 16, 2023 issued in respect of the Company pursuant to the OBCA, which we assume remains in full force and effect unamended; and

(b)	a certificate of an officer of the Company as to certain factual matters dated May 16, 2023, which we assume remains in full force and effect unamended (the “Officer’s Certificate”).

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(e)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officer’s Certificate, are complete, true and accurate.

Our opinion is expressed only with respect to the laws of the Province of Ontario (the “Jurisdiction”) and the laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the laws of Canada that apply in the Jurisdiction.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion, (b) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, or (c) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Where our opinion refers to any of the Registration Shares as being issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided.

Based and relying upon the foregoing, we are of the opinion that the Company has taken all necessary corporate action to validly authorize and reserve for issuance the Registration Shares and, upon conversion, exchange or exercise of the Notes and the Warrants, as applicable, for the consideration set forth in the Notes and Warrants, the Registration Shares will be validly issued as fully paid, fully paid and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Registration Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the US Securities Act or the Rules. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

MERETSKY LAW FIRM